SECOND AMENDMENT TO
FUND PARTICIPATION AGREEMENT
among
Legg Mason Partners Variable Equity Trust,
Legg Mason Partners Variable Income Trust,
Franklin Distributors, LLC,
Pruco Life Insurance Company,
And
Pruco Life Insurance Company of New Jersey

This Second Amendment to Fund Participation Agreement is entered into by and among Franklin Distributors, LLC (formerly known as Legg Mason Investors Services, LLC) (the “Distributor”), Legg Mason Partners Variable Equity Trust and Legg Mason Partners Variable Income Trust, (each a “Fund”, collectively the “Funds”), Pruco Life Insurance Company and Pruco Life Insurance Company of New Jersey (the “Company”, or “you”), (individually a “Party”, collectively, the “Parties”).

WHEREAS, the Parties entered into a Fund Participation Agreement dated October 1, 2019, as amended (the “Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement;

WHEREAS, on July 1, 2021, an Addendum to the Agreement revised the Agreement to reflect the merger of Franklin/Templeton Distributors, Inc. into Legg Mason Investor Services, LLC, which was renamed Franklin Distributors, LLC (the “Distributor,” and together with the Trust, “we,” “our,” or “us”).

WHEREAS, the Company wishes to add funds to and restate Appendix A to the Agreement;

WHEREAS, the Parties desire to amend the Agreement;

NOW, THEREFORE, in consideration of these premises and the terms and conditions set forth herein, the Parties agree to amend the Agreement as follows:

1.Appendix A of this Amendment, attached hereto, supersedes and replaces in its entirety the Appendix A of the Agreement.

2.Other Terms. Other than the foregoing, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect and are ratified and confirmed in all respects by the Parties to this Amendment.

For the purpose of referring to this Amendment, the date of this Amendment shall be the date of acceptance by Franklin Distributors, LLC.

FRANKLIN DISTRIBUTORS, LLC	LEGG MASON PARTNERS VARIABLE INCOME TRUST
BY: /s/ Jeff Masom NAME: Jeff Masom TITLE: President DATE: 9/8/2023	BY: /s/ Jane Trust NAME: Jane Trust TITLE: President & CEO DATE: 9/8/2023
LEGG MASON PARTNERS VARIABLE EQUITY TRUST
BY: /s/ Jane Trust NAME: Jane Trust TITLE: President & CEO DATE: 9/8/2023
PRUCO LIFE INSURANCE COMPANY	PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
BY: /s/ Lee Hathaway NAME: Lee Hathaway TITLE: Vice President - Product Strategy DATE: 9/20/2023	BY: /s/ Lee Hathaway NAME: Lee Hathaway TITLE: Vice President - Product Strategy DATE: 9/20/2023

APPENDIX A
Separate Accounts, Contracts and Designated Portfolios

Name of Separate Accounts and Date
Established by Board of Directors

Pruco Life Flexible Premium Variable Annuity Account (June 16, 1995)
Pruco Life of New Jersey Flexible Premium Variable Annuity Account (May 20, 1996)

Contracts Funded by Separate Account

Individual Flexible Premium Deferred Variable Annuity Account Individual Flexible Premium Deferred Variable Annuity Account
Designated Portfolios
Name	Cusip
ClearBridge Variable Aggressive Growth Portfolio - Class I	52467X203
ClearBridge Variable Appreciation Portfolio - Class I	52467W882
ClearBridge Variable Dividend Strategy Portfolio - Class I	52467W833
ClearBridge Variable Large Cap Growth Portfolio - Class I	52467X609
ClearBridge Variable Mid Cap Portfolio - Class I	52467X708
ClearBridge Variable Mid Cap Portfolio – Class II	52467X856
ClearBridge Variable Small Cap Growth Portfolio - Class I	52467M843
Franklin Multi-Asset Variable Conservative Growth - Class I	52467W502
Franklin Multi-Asset Variable Growth - Class I	52467W700
Franklin Multi-Asset Variable Moderate Growth - Class I	52467W601
Western Asset Core Plus VIT Portfolio - Class I	52467K771
Western Asset Core Plus VIT Portfolio – Class II	52467K755
Western Asset Variable Global High Yield Bond Portfolio - Class I	52467K839

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